U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                    Current Report Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934

Date of Report:  November 5, 2002

ISA INTERNATIONALE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number:  001-16423

       Delaware                              41-1925647
(State of incorporation)               (IRS Employer Id. No.)


224 No. Owasso Blvd.                      (651) 489-6941
Shoreview, MN 55126              (Registrant's telephone number)
(Registrant's mailing address)

Item 4.01 Change in Registrant's Certifying Accountants
The company is pleased to announce the engagement of Beckstead and Watts, LLP, Certified Public Accountants, Las Vegas, NV, as their principal accounting firm. The decision to accept the engagement of Beckstead and Watts, LLP was approved by the Board of Directors on November 4, 2002. Beckstead and Watts, LLP will be performing a review of ISA Internationale, Inc. financial statements for the three-month and nine-month periods ending September 30, 2002.

Stirtz, Bernards, et al., P.A., the previous principal accounting firm for ISA Internationale, Inc., resigned on October 1, 2002
The Company filed two reports on Form 8-K in October 2002.

The registrant believes that due to the facts stated above they are in compliance with reporting requirements. In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim period through October 1, 2002, there were no disagreements with Stirtz, Bernards, et al., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company believes that during the most recent calendar year and through October 1, 2002, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(V)).

Item 7. Exhibits
EXHIBIT 1.
(a)Name and address of certifying public accountant:

Beckstead and Watts, LLP
3340 Wynn Road, Suite C
Las Vegas , NV 89102
Ph.: (702)257-1984   Fax: (702)362-0540


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2002

ISA INTERNATIONALE, INC.

/s/ Bernard L. Brodkorb, Jr.
President and CEO